ROCKWELL MEDICAL, INC.

July 10, 2023

Holder of Common Stock Purchase Warrant

Re:    Inducement Offer to Exercise Common Stock Purchase Warrants

Dear Holder:

Rockwell Medical, Inc., a Delaware corporation (the “Company”), is pleased to offer to you the opportunity to exercise all of the Common Stock Purchase Warrant issued to you on June 2, 2022 (with a current exercise price of $1.39 per share), (the “Existing Warrant”), currently held by you (the “Holder”). The offer and resale of the Existing Warrants and the 9,900,990 shares of common stock, par value $0.0001 per share (“Common Stock”), underlying the Existing Warrants (“Warrant Shares”) have been registered pursuant to registration statement Form S-1 (File No. 333-265768) (the “Registration Statement”). The Registration Statement is currently effective and, upon exercise of the Existing Warrants pursuant to this letter agreement, will be effective for the issuance or sale, as the case may be, of the Warrant Shares. Capitalized terms not otherwise defined herein shall have the meanings set forth in the New Warrant (as defined below).

In consideration for exercising the Existing Warrants held by you (the “Warrant Exercise”), at an exercise price equal to $1.39 per Warrant Share, the Company hereby offers to issue you or your designee a new unregistered Common Stock Purchase Warrant pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”), to purchase up to 3,750,000 shares of Common Stock, which shall be substantially in the form of Exhibit A attached hereto, will be exercisable in accordance with the terms thereof, and have an exercise price equal to $5.13 (the “New Warrants” and such shares of Common Stock issuable upon exercise of the New Warrants, the “New Warrant Shares”). To the extent that you countersign this letter agreement and deliver the exercise price for the Warrant Exercise, this letter will constitute an amendment of the Existing Warrants with respect to the expiration date of the Existing Warrants which will be extended up to one year from the expiration date in such warrant to the extent necessary to accommodate the abeyance in furtherance of the Beneficial Ownership Limitation (as defined below) as set forth in the succeeding paragraph.

The New Warrants certificates will be delivered within two Business Days following the date hereof. Notwithstanding anything herein to the contrary, in the event the exercise of Existing Warrants would otherwise cause the Holder to exceed a beneficial ownership limitation equal to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon such exercise (“Beneficial Ownership Limitation”), the Company shall only issue such number of Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Warrant Shares permitted thereunder with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through this agreement and the Existing Warrants which shall be deemed prepaid thereafter, and exercised pursuant to a Notice of Exercise in the Existing Warrant (provided no additional exercise price shall be payable).

Expressly subject to the paragraph immediately following this paragraph below, Holder may accept this offer by signing this letter below, with such acceptance constituting Holder’s exercise in full of the Existing Warrants for an aggregate exercise price set forth on the Holder’s signature page hereto (the “Warrants Exercise Price”) on or before 12:00 p.m. Eastern on July 10, 2023.

Additionally, the Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. Holder represents and warrants that it is an “accredited investor” as defined in Rule 501 of the Securities Act, and agrees that the New Warrants will contain restrictive legends when issued, and neither the New Warrants nor the Common Stock issuable upon exercise of the New Warrants will initially be registered under the Securities Act. At the time the Holder was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any New Warrants, it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act.

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With respect to the New Warrant Shares to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the transactions contemplated in this letter agreement.

The Company will notify the Holder in writing, prior to the date of issuance of the New Warrants of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, reasonably be expected to become a Disqualification Event relating to any Issuer Covered Person, in each case of which it is aware.

The Holder understands that the New Warrants and the Common Stock underlying New Warrants are not, and may never be, registered under the Securities Act, or the securities laws of any state and, accordingly, each certificate, if any, representing such securities shall bear a legend substantially similar to the following:
“NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

Certificates evidencing Common Stock underlying the New Warrants shall not contain any legend (including the legend set forth above), (i) following any sale of such Common Stock pursuant to Rule 144 under the Securities Act (assuming cashless exercise of the New Warrants) or pursuant to an effective registration statement, or (ii) if such Common Stock is eligible for sale under Rule 144 (assuming cashless exercise of the New Warrants), without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Common Stock and without volume or manner-of-sale restrictions, and the earliest of clauses (i) and (ii), the “Delegend Date”)). The Company shall use commercially reasonable efforts to cause its counsel to issue a legal opinion to the transfer agent promptly after the Delegend Date if required by the Company and/or the transfer agent to effect the removal of the legend hereunder. If all or any portion of a New Warrant is exercised at a time in connection with any sale of such New Warrant Shares pursuant to Rule 144 (assuming cashless exercise of the New Warrants) or pursuant to an effective registration statement or when such New Warrant Shares are eligible for resale under Rule 144 (assuming cashless exercise of the New Warrants) by the Holder without volume or manner-of-sale limitations or any requirement for the Company to comply with the current public information obligations of Rule 144(c) pursuant to Rule 144, then such Common Stock shall be issued free of all legends. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this Section, it will, no later than two (2) Trading Days following the delivery by the Holder to the Company or the transfer agent of a

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certificate representing the Common Stock underlying the New Warrants issued with a restrictive legend accompanied by such customary and reasonably acceptable documentation referred to above (such second Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to the Holder a certificate representing such shares that is free from all restrictive and other legends or, at the request of the Holder shall credit the account of the Holder’s prime broker with the Depository Trust Company System as directed by the Holder.

Upon receipt of written notice from the Company that a registration statement or prospectus contains a Misstatement (as defined below) or that the registration statement or prospectus can no longer be relied upon or used, the Holder shall forthwith discontinue disposition of New Warrants, until it has received copies of a supplemented or amended prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until it is advised in writing by the Company that the use of the prospectus may be resumed. If the filing, initial effectiveness or continued use of a registration statement in respect of any registration at any time would require the Company to make an Adverse Disclosure (as defined below) or would, under the U.S. Securities and Exchange Commission’s (the “Commission”) rules and regulations, require the inclusion in such registration statement of financial statements that are unavailable to the Company for reasons beyond the Company’s reasonable control, the Company may, upon giving prompt written notice of such action to the Holder, delay the filing or initial effectiveness of, or suspend use of, such registration statement, provided, however, that the Company may not delay the filing or initial effectiveness of, or suspend use of, such registration statement on more than one occasion or for more than twenty (20) consecutive calendar days, or more than forty-five (45) total calendar days in each case during any twelve-month period. In the event the Company exercises its rights under the preceding sentence, the Holder agrees to suspend, immediately upon their receipt of the notice referred to above, their use of the prospectus relating to any registration statement in connection with any sale or offer to sell New Warrant Shares. The Company shall immediately notify the Holder of the expiration of any period during which it exercised its rights under this paragraph. “Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a registration statement or prospectus, or necessary to make the statements in a registration statement or prospectus (in the light of the circumstances under which they were made) not misleading. “Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any registration statement or prospectus in order for the applicable registration statement or prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the applicable registration statement or prospectus were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

From the date hereof until ninety (90) days after the date hereof, other than the issuance of shares of Common Stock in an “at-the-market” offering (x) until forty-five (45) days after the date hereof, at a price per share of greater than or equal to $6.25, or (y) thereafter, at any price per share, neither the Company nor any subsidiary of the Company shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or any securities of the Company or any subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock, or (ii) file any registration statement, or amendment or supplement thereto, with the Commission other than those filed pursuant to this agreement. From the date hereof until one (1) year after the date hereof, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or

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exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price, regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled; provided, however, that the issuance of shares of Common Stock in an “at the market” offering shall not be deemed a Variable Rate Transaction if such shares are sold, (x) until forty-five (45) days after the date hereof, at a price per share of greater than or equal to $6.25, or, (y) thereafter, at any price per share. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, the foregoing shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any securities issued hereunder, and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, and provided that any such issuance shall only be to a party (or to the equityholders of a party) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

If this offer is accepted and this letter agreement is executed and delivered to the Company on or before the 12:00 p.m. on July 10, 2023, the Company shall file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder, including this letter agreement as an exhibit thereto with the Commission within the time required by the Exchange Act. From and after the issuance of such press release or the filing of such Form 8-K, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereunder. In addition, effective upon the issuance of such press release or the filing of such Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate. From and after the issuance of such press release or the filing of such Current Report on Form 8-K, the Company represents to the Holder that none of the Company’s directors, officers, employees or agents will provide the Holder with any material, nonpublic information that is not disclosed in the Current Report on Form 8-K. The Company represents, warrants and covenants that, upon acceptance of this offer, the shares underlying the Existing Warrants shall be issued free of any legends or restrictions on resale by Holder and all of the Warrant Shares shall be delivered electronically through the Depository Trust Company within 2 business days of the date the Company receives the Warrants Exercise Price (or, with respect to Warrant Shares that would otherwise be in excess of the Beneficial Ownership Limitation, within 2 business days of the date the Company is notified by Holder that its ownership is less than the Beneficial Ownership Limitation). The terms of the Existing Warrants, including but not limited to the obligations to deliver the Warrant Shares, shall otherwise remain in effect as if the acceptance of this offer were a formal Notice of Exercise (including but not limited to any liquidated damages and compensation in the event of late delivery of the Warrant Shares).

As soon as practicable (and in any event within 35 calendar days of the date of this letter agreement), the Company shall file a resale registration statement (the “Resale Registration Statement”) on Form S-3 providing for the resale by the Holders of the New Warrant Shares issued and issuable upon

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exercise of the New Warrants. The Company shall use commercially reasonable efforts to cause such Resale Registration Statement to become effective within 90 days following the date of this letter agreement and to keep such Resale Registration Statement effective at all times until no Holder owns any New Warrants or New Warrant Shares issuable upon exercise thereof.

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Within two (2) business days from the Holder’s execution of this letter, the Holder shall make available for “Delivery Versus Payment” to the Company immediately available funds equal to the number of Existing Warrants being exercised multiplied by the exercise price per share as set forth above and the Company shall deliver the Warrant Shares via “Delivery Versus Payment” to the Holder and shall deliver the New Warrants registered in the name of the Holder.

Sincerely yours,

ROCKWELL MEDICAL, INC.

By: /s/ Mark Strobeck     Name: Mark Strobeck
Title: CEO
Accepted and Agreed to:

ARMISTICE CAPITAL MASTER FUND LTD.

By: /s/ Steven Boyd     Name: Steven Boyd
Title: CIO of Armistice Capital, LLC, the Investment Manager

Number of Warrants Exercised	9,900,990
Aggregate Existing Warrant Exercise Price	$13,762,376.10
New Warrants:	3,750,000
Beneficial Ownership Blocker:	4.99%

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